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                                 Exhibit 99.1
                     (Exhibit 6 to Form T-1 at Exhibit 99)



January 16, 1998


Securities and Exchange Commission
Washington, D.C. 20549

Gentlemen:

In accordance with Section 321 (b) of the Trust Indenture Act of 1939 amended, the undersigned hereby consents that reports of examination of the undersigned by Federal, State, Territorial, or District authorities authorized to make such examinations may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Very Truly yours,


Citibank, N.A.

/s/ Patrick DeFelice
---------------------------------
Patrick DeFelice
Vice President